UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2007

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



  Delaware                         000-23788                  22-3284403
-----------                        ---------                  ----------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


                         379 Thornall, Edison, NJ 08818
                         ------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (732) 205-0500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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       Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company determined that, as of December 03, 2007, its financial statements for December 31, 2002 through March 31, 2007 may be inaccurate due to unrecorded financial issues related to Xechem (India) Pvt.; Ltd. ("Xechem India"), which it has historically reported as a 2/3 owned subsidiary, engaged to assist the Company in its drug development efforts, among other things. The Company has been unable to locate any documentation establishing the 2/3 ownership of the subsidiary, as previously certified by its former CEO, Dr. Ramesh Pandey. Therefore, these financial statements should not be relied upon. It should be noted that the Company has not engaged in any active operations of the subsidiary since Dr. Pandey's departure as CEO. In addition, the Company has instituted suit in India against Dr. Pandey and others named as shareholders in the last public filing made by Xechem India seeking among other things, a declaration as to ownership of India, an accounting of its expenditures, right to review books and records and appropriate relief should expenditures have not been made for the benefit of the Company. The court has provided that the Company has a right to see the books and records of Xechem India and the Company intends to continue the litigation until further determinations can be made.

The financial statements may require restatement if it is determined that the Company did not own any of Xechem India. The Company has advised its independent accountants of this development.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      XECHEM INTERNATIONAL, INC.


                                      By:  /s/ Robert Swift
                                           -----------------------------------
                                           Robert Swift, Chief Oversight Officer


Dated: December 4, 2007